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Large Computing Mergers Have Consistently Failed

"Those who cannot remember the past are condemned to repeat it"
- George Santayana, The Life of Reason, 1905

January 29, 2002

This presentation was prepared for and on behalf of the Trustees of the William R. Hewlett Revocable Trust as soliciting material pursuant to Rule 14a-12 of the Securities Exchange Act of 1934. The Trustee's advisors have been retained as independent contractors to the Trustees and have no fiduciary, agency or other relationship to the Trustees, the Trust or to any other party, all of which are hereby expressly disclaimed. Therefore, no obligation or responsibility is assumed to any person with respect to this presentation. This presentation does not purport to be a complete description of the views of or analyses performed by the Trustees or its advisors.

This presentation and the views expressed herein, as well as any estimates herein, are based solely on publicly available information and on consultants' and industry reports as well as on the views of certain consultants retained in connection with the consideration of the proposed merger by the Trustees. This presentation and the views expressed herein assume and rely upon the accuracy and completeness of all such publicly available information, reports and views and no responsibility for independent verification of any of the foregoing has been taken. All views and estimates expressed herein are based on economic and market conditions and other circumstances as they exist and can be evaluated as of the date hereof.

The views expressed in this presentation are judgments, which are subjective in nature and in certain cases forward-looking in nature. This presentation also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. We do not assume any obligation and do not intend to update these forward-looking statements. The information contained in this presentation does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold. In addition, where quotations have been used herein, permission to use quotations was neither sought nor obtained.

This presentation and the views expressed herein do not constitute a recommendation by FFL or The Parthenon Group to any holder of shares of Hewlett-Packard or Compaq with respect to how such shareholder should vote with respect to the proposed merger and should not be relied upon by any holder as such a recommendation.

2

Table of Contents

Section 1	Comparable Transactions have Failed
Section 2	HP/Compaq is a Re-run of the Failed Compaq / Digital Acquisition
Section 3	HP "Evidence" of Precedent Merger Successes is Misleading
Section 4	Appendix ▪ Compaq/Tandem Announcement Press Release ▪ Compaq/Digital Announcement Press Release ▪ HP/Compaq Announcement Press Release

3

A Perspective

"***No large scale high-tech merger has ever worked – ever****…* Today, H-P and Compaq want to make the same mistake. Melding two large and fiercely competitive organizations is a formidable challenge in any industry. The benefits of scale and scope in mature industries, like oil or financial services, can sometimes outweigh the time and energy squandered in the long integration process. But in high technology, no company has ever attempted this trade-off and come out ahead. In fast-moving industries, while the acquirer sorts out its product portfolio and redraws organizational lines, unencumbered rivals seize their chance to race ahead. Former CEO Eckhard Pfeiffer tried to escape from the commodity personal-computer business by buying Tandem Computer for $3 billion in 1997 and a year later acquiring Digital Equipment for $8.5 billion, the highest price paid ever paid for a computer company. ***Mr. Pfeiffer believed the mergers would enable Compaq to offer corporate customers a soup-to-nuts menu of computer hardware and software, backed by a global services organization – the same failed strategy HP and Compaq are pursuing today.*** But while more than 200 internal committees struggled with the integration process, the company drifted. Losses mounted, Mr. Pfeiffer lost his job, and Dell passed Compaq to become the No. 1 seller of PC's in the U.S."

- David B. Yoffie, Professor of International Business Administration, Harvard Business School, The Wall Street Journal, December 17, 2001, emphasis added.

4

Key Observations From Precedent Transactions

Shareholders of the acquirors in the three most comparable computing mergers have suffered significant loss in value following the merger. Managements' strategic rationale for each of the transactions was remarkably similar to the stated rationale for the HP/Compaq merger, and so were their obstacles:

- Integration is extremely challenging in the computing industry:
  - Management internally focused on integration while customers' technology requirements continue to change at rapid pace
  - Highly competitive tech sales force resist embracing the competition
  - Cultural pride / "Not Invented Here"
- Revenue loss is always greater than anticipated
  - Customers migrate to competitors because of product consolidation and product roadmap uncertainty
  - Disruption caused by integration issues, and sales force realignment and consolidation impairs company's ability to respond customer concerns
- Business model, not scale, determines success in commodity computing
- "End-to-end solutions" is an over-worked strategic rationale used in each transaction
  - Repackaging competitors products, which were already available on the market, does not cause customers to change their buying decisions
  - Customers buy best-of-breed

5

Deal Rationales Have Been Remarkably Similar

Management Rationale at Announcement

	Burroughs / Sperry	Compaq / Tandem	Compaq / Digital	HP / Compaq
Achieves "Leadership" and "Scale"	"... the first step toward building a major new force in worldwide information technologies and services."	"...the #1 Server supplier in the world"	"...continues its drive to become the global leader in enterprise computing solutions"	"#1 Worldwide Position in Servers"
End-to-End Product and Solutions Leadership	"... a stronger alternative to this dominant vendor (IBM). The new company will have the scale, product breadth and technical depth to offer a genuine alternative"	"We will truly offer complete solutions..."	"...deliver(s) the widest range of technology based solutions"	"...the industry's most complete set of IT products and services"
Responsive to Customer Requirements	"... substantial benefits to the investors, customers and employees of the merging companies"	"...strengthened focus on the customer"	"...strengthens the value proposition to customers..."	"For our customers...our value proposition is stronger"
Doubles Sales Capability	"...retain and strengthen the distinct Sperry and Burroughs sales organizations on a worldwide basis."	"...field resources will more than double"	---	"...doubles size of sales force"

6

Source: Announcement Press Releases for Burroughs/Sperry, Compaq/Digital, Compaq/Tandem and HP/Compaq announcement filings

Deal Rationales Have Been Remarkably Similar

Management Rationale at Announcement

	Burroughs / Sperry	Compaq / Tandem	Compaq / Digital	HP / Compaq
Accelerates Current Strategy	"… the first step toward building a major new force in worldwide information technologies and services"	"This combination will turbocharge this strategy…"	"This latest acquisition greatly accelerates our momentum…"	"This is a decisive move that accelerates our strategy"
Better for Partners	---	"…a new business model, one that depends on strategic partnering"	"…will deliver…best-of-breed partnerships"	"It's about becoming a better, stronger ally for our partners"
Industry Standards and Open Systems	---	"…will provide the added benefit of creating a broader range of open customer solutions…"	"…high customer value through standards-based, partner leveraged computing…"	"Strongest solutions capability, choice and open, market-unifying architectures"
Will Increase Shareholder Value	*"…will create a new company …with substantial benefits to the investors…"*	*"The combined companies will provide significant economic value growth to our shareholders"*	*"The combined companies will provide significant economic value growth to our shareholders"*	*"We can create substantial shareholder value growth"*
Earnings Accretion	*"Earnings per share will be substantially higher…"*	*"…will be immediately accretive"*	*"…accretive within a year…"*	*"…expected to be substantially accretive in the first full year of combined operations"*

7

Source: Announcement Press Releases for Burroughs/Sperry, Compaq/Digital, Compaq/Tandem and HP/Compaq announcement filings

[1]	Share price performance relative to Goldman Sachs comparable company index from the day prior to transaction announcement to three years later for Compaq (Tandem and Digital) and relative to Dow Jones Industrial Average for Burroughs/Sperry.

[2]	Share price performance relative to Goldman Sachs comparable company index from the day prior to transaction announcement to January 28, 2002 for Compaq (Tandem and Digital) and relative to Dow Jones Industrial Average for Burroughs/Sperry.

[3]	Based on First Call Consensus estimates, day prior to announcement of $1.47 and $1.77 for Compaq/Tandem and Compaq/Digital, respectively and Burroughs management estimate of $2.66-$3.00 for Burroughs/Sperry. Accretion/Dilution based on Compaq EPS of $0.47 and $0.32 for FY1998 and FY1999, respectively and Unisys EPS of $2.93 for FY1987.

[4]	Based on First Call Consensus estimates, day prior to announcement of $1.47 and $1.77 for Compaq/Tandem and Compaq/Digital, respectively and Burroughs management estimate of $2.66-$3.00 for Burroughs/Sperry. Accretion/Dilution based on Compaq EPS of $0.97 and $0.15 in 2000 and 2001, respectively, as per First Call. Not meaningful for Unisys due to loss of $(4.71) per share in FY1989, excluding non-recurring and extraordinary items.

8

Section 1 Comparable Transactions have Failed

Section 2 HP/Compaq is a Re-run of the Failed Compaq / Digital Acquisition

Section 3 HP "Evidence" of Precedent Merger Successes is Misleading

Section 4 Appendix

- Compaq/Tandem Announcement Press Release
- Compaq/Digital Announcement Press Release
- HP/Compaq Announcement Press Release

9

The Overoptimistic Compaq/DEC Rationale is Nearly Identical to the Current HP/Compaq Rationale

"The deal was destined to change the landscape of the industry. It gave Compaq a major thrust, placing it in the league of major players such as IBM and HP. It was a shot-in-the-arm for the duopoly of Microsoft and Intel, both of whom already dominated the PC market, as Microsoft's Windows was the operating system on 87 percent of desktop machines and Intel's microprocessors that claimed 89 percent of the desktop. The combination was popularly known as Wintel. And Compaq that was already the biggest seller of these companies through its PCs would become a flagship for these companies poised to expand their reach into the servers for heavy computing jobs. 'Wintel' was destined to become 'Wintelpaq'."

- *Analyst Magazine, IFCAI Press, Compaq/Digital Merger, April 2001 Issue*

"Over the last few years, one of the major strategic initiatives of Compaq has been to transition itself from a pure PC company to a complete supplier of computer systems and services…when consummated, the merger with Digital will go a long way toward filling of Compaq's product portfolio in the enterprise area."

- *PaineWebber, February 27, 1998*

"The pending transaction will make Compaq the number three computer systems company in the world, behind IBM and Hewlett-Packard, with approximately $37 billion in revenue and would have far-reaching ramifications in the computer systems market."

- *BancAmerica Robertson Stephens, January 27, 1998*

"DEC deal can significantly boost 1999 EPS, to about $2.50, with modest assumptions regarding cost cuts. Moreover, see 19-20%/annum top line growth, with leadership in NT-based enterprise computing. Overlaps minimal; integration challenges very manageable. Maintain strong buy/1 rating with 12-15 month price target of $50, or 20X pro forma 99 EPS."

- *SG Cowen, February 10, 1998*

10

Management is Asserting that the DEC Deal Was a Success…

Carly Fiorina and Michael Capellas have said that the DEC acquisition and integration was, in fact, a success. We believe there is broad agreement that the acquisition did not achieve what it set out to achieve and destroyed shareholder value.

"During a Q&A session, an employee told Michael [Capellas] that some of Compaq's past mergers have not been perceived as successes. What, the employee asked, has the company learned from these integrations?

First, **Michael responded, he would argue that past integrations, namely of Digital Equipment Corporation and Tandem Computing, were, in fact, successful.**"

- *HP SEC Filing, Form 425, December 7, 2001*

"So I don't mean to suggest there aren't lots of examples of mergers that haven't worked. But there are some examples of mergers that have worked, that never got talked about. I would also say, by the way, that **people sometimes use Compaq's acquisition (of DEC in 1998) as a failure. And, in fact, the numbers don't support that at all.**"

- *Carly Fiorina, Interview with the Associated Press, October 17, 2001*

11

…However, Compaq Shareholders Have Clearly Suffered Financially…

Since the date of the Digital acquisition, Compaq shareholders have lost 81% in their value relative to comparable companies…and 2002 forecasted earnings are well below earnings before the acquisition

Loss in Value [1]

$70
$60
$50
$40
$30
$20
$10
$0
Share Value ($)
$29.00
$35.09
121%
($52.21)
(81%)
Down
81%
$11.88
Share Price as of January 26, 1988
Increase in Value of Index
Loss in Value Relative to Index
Share Price as of January 28, 2002

Loss in Earnings [2]

June 1998
DEC deal closes
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Compaq Earnings Per Share
$1.35
$0.47
$0.32
$0.97
$0.15
$0.27
1997
1998
1999
2000
2001
2002E

[1] Adjusted for share splits and stock dividends, the Goldman Sachs Comparable Index is comprised of companies used by Goldman in performing its "Selected Companies Analysis" in connection with rendering its fairness opinion to HP relating to HP's proposed merger with Compaq and includes AAPL, ACN, CSC, DELL, EDS, EMC, GTW, IBM, KCIN, NTAP, SUNW, weighted by shares outstanding.

[2] Compaq actual EPS and Estimates from First Call, as of January 28, 2002.

12

… And Strategic Objectives were Not Achieved

Within a year, the integration difficulties began to become apparent; and in April 1999, Compaq pre-announced earnings guidance 50% below street estimates.

"Why have earnings been plummeting? Three Reasons. One, we have not done a good-enough job of getting infrastructure costs out of the system. Secondly, our margins have been under huge price pressure as we've continued to have a distribution model that carried too much inventory while prices declined. Third, we haven't sold enough at the high end."

- Michael Capellas, CEO of Compaq, interview with Fortune, August 16, 1999

"…we can infer that the integration of Compaq's and DEC's sales forces has not proceeded as smoothly as planned. Execution snafus could well have translated into lost server sales and lower gross margins at the high end of Compaq's server line, consisting chiefly of DEC servers."

- Warburg Dillon Read, April 12, 1999

"We are still left concerned about the depth and severity of the fundamental issues confronting the company. For example, we are concerned that the profitability of the enterprise server business could be under assault, that the integration of the DEC sales force and customer base could be having some problems and that the company has some channel conflict issues that need to be worked out."

- Hambrecht and Quist, April 21, 1999

"An area that management emphasized that fell short of plan was its enterprise systems area, with sales from both its DEC and Tandem customers below plan."

- Hambrecht and Quist, April 21, 1999

"Critical to Compaq's enterprise improvement, however, is the need to rationalize product lines, better digesting and aligning those acquired via Tandem and Digital."

- ING Barings, November 4, 1999

"The crown jewel of the DEC acquisition, services, continues to flounder. At 15% of revenues, growth has been non-existent. We believe the Company's service revenue mix is sub-optimal, with 60% being generated at the low-end (break-fix). Compaq's professional service segment, the most attractive opportunity, has also been in secular decline."

- US Bancorp Piper Jaffray, October 25, 2000

"Today Compaq is a shaken company with an uncertain future. It has lost more money since the [DEC] merger than in all it's previous history."

- The Economist, July 22, 2000

13

Earnings Have Not Recovered

Compaq's 1999 and 2000 earnings fell significantly short of forecasts made at the time of the DEC acquisition. In 2000, a banner year for PC's, earnings were less than half the level predicted at the time of the merger. The current earnings estimates for 2003 are 19% of the 2000 earnings forecast made at the time of the merger

Compaq Earnings Per Share [1]
Dollars
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.35
$1.69
$0.47
$0.47
$2.16
$1.77
$0.32
$2.43
$0.97
$0.15
$0.27
$0.47
1997
1998
1999
2000
2001
2002E
2003E
Forecast before DEC
Forecast after DEC
Actual

[1] 1998 and 1999 Standalone estimates from First Call, as of January 20, 1998(Forecast before DEC). 1998, 1999 and 2000 Combined estimates from First Call, as of August 1, 1998 (Forecast after DEC). 2002 and 2003 estimates from First Call, as of January 28, 2002. All actuals from First Call.

14

Here We Go Again…In the Proposed HP/Compaq Merger, Downward Revisions Have Started Already

- **A month after HP's merger with Compaq was announced in September 2001, Compaq pre-announced a Q3 earnings loss, and lowered the bar for Q4**

- **Compaq's current consensus forecasts for 2002 and 2003 are substantially lower than the consensus forecasts at the time HP's merger with Compaq was announced, Compaq's 2001 earnings were 58% below late August estimates**

Earnings Estimates [1]

At Time of HP/Compaq Announcement
Current Analyst Estimates/Actual
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Dollars
$0.36
$0.15
$0.66
$0.27
$0.88
$0.47
2001A
2002E
2003E

%Decline in Estimates	**(58.3%)**	**(59.1%)**	**(46.6%)**

15

[1] Based on First Call estimates on August 31, 2001. 2001 Actual from First Call, 2002 and 2003 estimates from First Call on January 28, 2002.

Section 1 Comparable Transactions have Failed

Section 2 HP/Compaq is a Re-run of the Failed Compaq / Digital Acquisition

Section 3 HP "Evidence" of Precedent Merger Successes is Misleading

Section 4 Appendix

- Compaq/Tandem Announcement Press Release
- Compaq/Digital Announcement Press Release
- HP/Compaq Announcement Press Release

16

HP's "Successful" Merger Precedents are Irrelevant…

The technology mergers outlined by HP management in its 12/19/01 filing to demonstrate that computing mergers have succeeded are not comparable transactions to the proposed HP/Compaq deal

Relevant Precedent Transactions
HP's example of Merger "Successes"
Deal Value ($ Billions)
$25
$20
$15
$10
$5
$0
$9.4B
$4.8B
$2.8B
$9.9B
$1.7B
$0.4B
$0.2B
HP/Compaq
Compaq/DEC
Burroughs/Sperry
Compaq/Tandem
Nortel/Bay Networks
Veritas/Seagate Software
Veritas/Open Vision
BEA Systems/WebLogic

Why Relevant?

- Comparable Industry
- Significant size mergers for acquiror, due to size of target

Why Irrelevant?

Nortel/Bay Networks:
- Telco equipment deal
- Bay Networks' revenues were approximately only 15% of Nortel's revenues at time of acquisition

Veritas/Seagate Software:
- Acquisition of Network and Storage Management Group subsidiary only—not whole company
- Small transaction
- Software deal

Veritas/Open Vision:
- Very small transaction
- Software deal

BEA Systems/WebLogic:
- Very small transaction
- Software deal
- Only 100 employees acquired

17

…and HP Has Overstated Their "Success"

HP's analysis of three other "successful" technology acquirors stopped "two-years post announcement" during the tech bubble and ignored their subsequent market performance.

Stock Price Performance from HP cut-off date to January 28, 2002

Veritas, Oct 5, 2000 - Jan 28, 2002

Down 66%
Indexed Stock Price
S&P Tech
VRTS (66.3%)
Vertas
S&P Tech Index

BEA Systems, Sep 26, 2000 - Jan 28, 2002

Down 74%
Indexed Stock Price
120
100
80
60
40
20
0
9/26/2000
12/26/2000
3/26/2001
6/26/2001
9/26/2001
12/26/2001
S&P Tech (51.5%)
BEAS (73.6%)
BEA Systems
S&P Tech Index

Nortel, Jun 15, 2000 - Jan 28, 2002

Down 89%
Indexed Stock Price
S&P Tech (57.0%)
NT (89.1%)
Nortel
S&P Tech Index

S&P Tech Index based upon GICS classification.

18

Comparable Transactions Universise

We believe the transactions listed below represent the universe of comparable computing mergers

Acquiror	Target	Announcement Date	Equity Value ($B) [1]	% of Acquirors TTM Revenue
Compaq	Digital	January 1998	$9.4	38%
Compaq	Tandem	June 1997	2.8	14%
Burroughs	Sperry	May 1986	4.8	95%
Hewlett-Packard	VeriFone	April 1997	1.3	3%
AT&T	NCR	May 1991	7.4	14%
Hewlett-Packard	Apollo	April 1989	0.5	4%

[1] Equity Value of Compaq/Digital deal based upon exchange ratio of 0.945 Compaq shares and $30 in cash for each share of Digital. Based upon split adjusted Compaq price of $31.75 as of January 22, 1998. Equity Value of Compaq/Tandem deal based upon exchange ratio of 0.21 Compaq shares for each share of Tandem. Based upon split adjusted Compaq price of $106.75 as of June 20, 1997. Equity value of Burroughs/Sperry deal based on Press Releases and press articles. Equity Value of HP/VeriFone deal based upon exchange ratio of 1 HP share for each outstanding share of VeriFone. Based upon split adjusted HP price of $50.50 as of April 20, 1997. Equity value of AT&T/NCR deal based on Press Releases and press articles. Equity Value of HP/Apollo deal based upon analyst research. Options are accounted for using the treasury stock method.

19

Comparable Transactions Universe

Although this presentation focuses on Compaq/Digital, Compaq/Tandem and Burroughs/Sperry transactions given their similar strategic rationales and size relative to the acquiror, the remaining deals were also failed:

- **HP/VeriFone**: HP purchase VeriFone for $1.3B in 1997. Several top executives left to join competitors, market-share in non-wireless electronic payment terminals then dropped from 57% in 1997 to 52% in 1998. VeriFone went from 1996 sales of $476MM to estimated 2001 sales of $400MM. HP divested VeriFone in 2001 for an undisclosed sum, booking a loss of $131M.[1]

- **AT&T/NCR:** AT&T bought NCR in 1991 for $7.4B, infused $2.9B in cash to support operations, and then sold off the business in 1996 for approximately $4B.[2]

- **HP/Apollo:** HP purchased Apollo for approximately $500M[3] in 1989 in an attempt to become the Number 1 player[4] in the workstation market. From 1989 to 1990 alone, market share declined from 27% to 23%, while Sun overtook the combined company in the workstation market. HP net income for the two years following the merger declined by 9%.[5]

1 See page 51 of "Report to the Trustees of the William R. Hewlett Revocable Trust on the Proposed Merger of Hewlett-Packard and Compaq.
2 Reference 10-12B filing dated September 26, 1996 and NY Times article titled "Spin-off sets NCR's value at $3.96B", dated December 17, 1996.
3 Equity Value of HP/Apollo deal based upon analyst research.
4 Chronology of Workstation Computers, 2001, Electronic Business Buyer, 6/94, page 36, Upside 4/98, page 4.
5 HP 10-K. Compares 1991 Net Income to 1989 Net Income.

20

Section 1 Comparable Transactions have Failed

Section 2 HP/Compaq is a Re-run of the Failed Compaq / Digital Acquisition

Section 3 HP "Evidence" of Precedent Merger Successes is Misleading

Section 4 Appendix

- Compaq/Tandem Announcement Press Release
- Compaq/Digital Announcement Press Release
- HP/Compaq Announcement Press Release

21

COMPAQ TANDEM

Logo Logo

FOR IMMEDIATE RELEASE

Compaq To Acquire Tandem

Positions the Combined Company as the Leader in Enterprise Computing Solutions

NEW YORK, June 23, 1997 -

Compaq Computer Corporation (NYSE: CPQ) and Tandem Computers Incorporated (NYSE: TDM) today announced the completion of a definitive merger agreement in a stock-for- stock transaction. In the transaction, Compaq will issue approximately 29 million shares of Compaq common stock, based on an exchange ratio of .21 shares of Compaq common stock for each share of Tandem common stock. Based on the June 20, 1997 closing price of Compaq common stock as reported by the New York Stock Exchange, the transaction is valued at approximately $3.0 billion. Under the terms of the agreement, Tandem will become a wholly owned subsidiary of Compaq Computer Corporation.

The combined companies will provide significant economic value growth for our shareholders, said Earl Mason, Chief Financial Officer of Compaq. The tax-free combination will be immediately accretive, meeting all of Compaq’s economic tests. Because the transaction will be a pooling of interests, the Compaq board of directors has rescinded its previously announced systematic share repurchase program to accomplish the transaction.

As the number one server supplier in the world, the Compaq/Tandem combination will have a strengthened focus on the customer and offer the broadest range of reliable, scalable solutions across the entire spectrum of business-critical enterprise computing. Our total addressable market has been doubled to approximately $650 billion(1). This offers opportunity for significant revenue growth, said Eckhard Pfeiffer, President and CEO, Compaq. We will truly offer complete solutions, from handhelds and portables, to networked desktops and workstations, all the way to Windows NT servers and the Himalaya range of massively parallel commercial systems, Pfeiffer said.

(1)  Source: IDC estimates.

This acquisition underscores Compaq’s commitment to the highest quality standards-based enterprise computing and creates a world-class business partner for customers. As a result of the acquisition, Compaq’s field resources will more than double, each person focused on building enduring customer relationships, Pfeiffer continued. They will perfectly complement the strong reseller channel and field support professionals currently in place to serve Compaq customers. Compaq resellers, moreover, will benefit from the increased growth in volume of world-class products offered by the combined companies, Pfeiffer concluded. These resources include individuals dedicated to pre-sales and sales account management, professional and consulting services, and global service and support.

Compaq and Tandem will have an unprecedented focus to ensure customer success and address customer needs for powerful, reliable products, while at the same time driving even greater price/performance and lower total cost of ownership. The phenomenal rate of change in the IT industry demands a new business model, one that depends on strategic partnering to stay competitive and to be a market maker, said Roel Pieper, CEO of Tandem. This merger is based on this concept and will provide the added benefit of creating a broader range of open customer solutions to the market. At Tandem we had been in the process of extending our enterprise lineup to offer reliable and scalable Windows NT solutions to our customers. This combination with Compaq will turbocharge this strategy. The NonStop computing capabilities of Tandem’s Himalaya systems will represent a technology foundry to fuel growth and adoption of enterprise NT. Furthermore, we will continue our drive to make ServerNet and NonStop Software open standards in the industry, he said.

As the leaders in reliable standards-based enterprise computing, these companies combined will expand their technology leadership to further embrace server clustering, OLTP(2) and electronic commerce, messaging technology, security encryption, databases and SmartCards.

(2)  On-line transaction processing.

The PC revolution was led by innovators like Compaq. If you want to know where the future of enterprise computing is going, look to where the leader of the PC revolution is taking it, declared Ben Rose, Chairman of the Board, Compaq.

As a founding member of the Tandem company, I can envision no better future for the shareholders, customers and employees of Tandem, said Tom Perkins, Chairman of the Board, Tandem. Tandem was formed in 1974 on a basic concept, the need for NonStop computing. This merger ensures that the Tandem fundamentals will endure. To take advantage of his industry expertise, Perkins has been invited to join the Compaq board of directors.

In addition to his role as CEO of the Tandem subsidiary, Roel Pieper will become a senior vice president of Compaq, reporting directly to Eckhard Pfeiffer. Enrico Pesatori will continue as President and Chief Operating Officer of Tandem.

Subject to approval of Tandem’s shareholders as well as clearance under the anti-trust laws and other customary closing conditions, the transaction is expected to be consummated in the third quarter of 1997.

22

NEWS RELEASE

[Logo of Compaq Computer Corporation appears here]

FOR IMMEDIATE RELEASE

Compaq to Acquire Digital for $9.6 Billion Creates the Second Largest Computing Company in the World

Largest acquisition in the history of the computer industry will deliver Global services and support, best of breed partnerships, and unique leadership products for enterprise customers

NEW YORK, January 26, 1998 — Compaq Computer Corporation (NYSE: CPQ) and Digital Equipment Corporation (NYSE: DEC) today announced the completion of a definitive merger agreement. As Compaq continues its drive to become the global leader in enterprise computing solutions, this latest acquisition greatly accelerates its momentum and strengthens its value proposition to customers.

We put tremendous value on the customer relationships Digital has cultivated over the past 40 years. We are committed to supporting these key customer relationships by investing in Digital’s strategic assets, particularly its worldwide service organization, as well as its 64-bit leadership with Alpha microprocessors, OpenVMS, Digital UNIX and Windows NT enterprise systems, open storage and software products, said Eckhard Pfeiffer, president and CEO, Compaq.

Digital’s focused enterprise strategy coupled with demonstrable improvements in operational performance make this a timely choice for us, Pfeiffer said. In Digital’s recently reported second quarter, profits doubled and the company experienced tremendous growth in its target markets.

The transaction will be the largest acquisition in the history of the computer industry, valued at $9.6 billion based on the January 23, 1998 closing price of Compaq common stock. Under the terms of the transaction, shareholders of Digital will receive $30 in cash and approximately 0.945 shares of Compaq common stock for each share of Digital stock. Compaq will issue approximately 150 million shares of Compaq common stock and $4.8 billion of cash. Under the terms of the agreement, Digital will become a wholly owned subsidiary of Compaq.

The combined companies will provide significant economic value growth for our shareholders, said Earl Mason, chief financial officer of Compaq. In addition, the combination will be accretive within a year, meeting all of Compaq’s economic tests.

This merger gives Digital tremendous reach and credibility in the marketplace, said Digital Chairman Robert B. Palmer. It gives us the scale and resources to make continued investments in our key technologies and services. Customers will benefit from the very complementary strengths of both companies. For example, together we will offer customers the greatest concentration of enterprise Windows NT products and lifecycle services available in the market today.

Pfeiffer said the combination achieves Compaq’s stated goal of becoming one of the top three global IT companies. More importantly, it creates a new breed of enterprise leader; one committed to delivering high customer value through standards-based, partner-leveraged computing that features world class lifecycle services and support, market-segment focused solutions, particularly communications, manufacturing and finance, and enterprise technology excellence.

The combined company will create the largest channel network in the world delivering over 80 percent of its products and solutions to customers. Compaq’s field resources will continue to complement the strong reseller channel, focusing on building enduring customer relationships worldwide. These resources include individuals dedicated to pre-sales and sales account management, professional and consulting services and global service and support.

The acquisition of Tandem Computers in 1997 extended the company’s addressable market with high-end, mission-critical solutions and doubled the sales and service field resources. In 1998, the Compaq/Digital/Tandem combination further strengthens the focus on creating competitive advantage for enterprise customers by delivering the widest range of technology based solutions from hand-helds, notebooks, desktop computers, workstations, servers; high-end servers based on the 64-bit Alpha architecture and highly available and scalable NonStop systems.

Subject to the approval of Digital’s shareholders as well as clearance under antitrust laws and other customary closing conditions, the transaction is expected to be completed in the second quarter of 1998.

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HEWLETT-PACKARD AND COMPAQ AGREE TO MERGE, CREATING $87 BILLION GLOBAL TECHNOLOGY LEADER

WILL OFFER BUSINESSES AND CONSUMERS MOST COMPLETE SET OF PRODUCTS AND
SERVICES, WITH COMMITMENT TO OPEN SYSTEMS AND ARCHITECTURES
WILL HAVE #1 WORLDWIDE POSITIONS IN SERVERS, PCS AND HAND-HELDS, AND IMAGING
AND PRINTING; LEADING POSITIONS IN IT SERVICES, STORAGE, MANAGEMENT SOFTWARE
COMPANIES EXPECT ANNUAL COST SYNERGIES OF APPROXIMATELY $2.5 BILLION;
TRANSACTION EXPECTED TO BE SUBSTANTIALLY ACCRETIVE IN YEAR ONE

PALO ALTO, CA AND HOUSTON, TX, SEPTEMBER 3, 2001 — Hewlett-Packard Company (NYSE: HWP) and Compaq Computer Corporation (NYSE: CPQ) announced today a definitive merger agreement to create an $87 billion global technology leader. The new HP will offer the industry’s most complete set of IT products and services for both businesses and consumers, with a commitment to serving customers with open systems and architectures. The combined company will have #1 worldwide revenue positions in servers, access devices (PCs and hand-helds) and imaging and printing, as well as leading revenue positions in IT services, storage and management software.

The merger is expected to generate cost synergies reaching approximately $2.5 billion annually and drive a significantly improved cost structure. Based on both companies’ last four reported fiscal quarters, the new HP would have approximate pro forma assets of $56.4 billion, annual revenues of $87.4 billion and annual operating earnings of $3.9 billion. It would also have operations in more than 160 countries and over 145,000 employees.

Carly Fiorina, chairman and chief executive officer of HP, will be chairman and CEO of the new HP. Michael Capellas, chairman and chief executive officer of Compaq, will be president. Capellas and four other members of Compaq’s current Board of Directors will join HP’s Board upon closing.

This is a decisive move that accelerates our strategy and positions us to win by offering even greater value to our customers and partners, said Fiorina. In addition to the clear strategic benefits of combining two highly complementary organizations and product families, we can create substantial shareowner value through significant cost structure improvements and access to new growth opportunities. At a particularly challenging time for the IT industry, this combination vaults us into a leadership role with customers and partners — together we will shape the industry for years to come.

Capellas said, We are creating a new kind of industry leader — one founded on customer success, world-class engineering, and best of breed products and services. In sharp contrast to our competitors, we are committed to leading the industry to open, market-unifying architectures and interoperability, which reduce complexity and cost for our customers. With this move, we will change the basis of competition in the industry.

Under the terms of the agreement, unanimously approved by both Boards of Directors, Compaq shareowners will receive 0.6325 of a newly issued HP share for each share of Compaq, giving the merger a current value of approximately $25 billion. HP shareowners will own approximately 64% and Compaq shareowners 36% of the merged company. The transaction, which is expected to be tax-free to shareowners of both companies for U.S. federal income tax purposes, will be accounted for as a purchase.

The transaction is expected to be substantially accretive to HP’s pro forma earnings per share in the first full year of combined operations based on achieving planned cost synergies. Cost synergies of approximately $2.0 billion are expected in fiscal 2003, the first full year of combined operations. Fully realized synergies are expected to reach a run rate of approximately $2.5 billion by mid-fiscal 2004. These anticipated synergies result from product rationalization; efficiencies in administration, procurement, manufacturing and marketing; and savings from improved direct distribution of PCs and servers. Subject to regulatory and shareowner approvals and customary closing conditions, the transaction is expected to close in the first half of 2002. In connection with the transaction, both companies have adopted shareowner rights plans; information on these plans will be filed today with the Securities and Exchange Commission.

The merged entity will be headquartered in Palo Alto and retain a significant presence in Houston, which will be a key strategic center of engineering excellence and product development.

The new HP will be structured around four operating units that build on the companies’ similar go-to-market and product development structures to provide clear customer and competitive focus. Leadership and estimated revenues (calculated by combining the two companies’ trailing four reported fiscal quarters) are as follows:

•	A $20 billion Imaging and Printing franchise to be led by Vyomesh Joshi, currently president, Imaging and Printing Systems, of HP.

•	A $29 billion Access Devices business to be led by Duane Zitzner, currently president, Computing Systems, of HP.

•	A $23 billion IT Infrastructure business, encompassing servers, storage and software, to be led by Peter Blackmore, currently executive vice president, Sales and Services, of Compaq.

•	A $15 billion Services business with approximately 65,000 employees in consulting, support and outsourcing to be led by Ann Livermore, currently president, HP Services.

The chief financial officer of the combined entity will be Robert Wayman, chief financial officer of HP. The integration team will be led by Webb McKinney, currently president of HP’s Business Customer Organization, and Jeff Clarke, chief financial officer of Compaq.

Fiorina concluded, Clearly, the potential of this combination is compelling, but we understand the magnitude of the challenge and the need for discipline and speed. We’re helped by the fact that both companies have been pursuing similar organizational structures and sales force models, and there is immense talent resident in both organizations. We have done comprehensive integration planning and have clear metrics to drive our success. We are committed to achieving the synergies we have identified while maintaining our competitive position and momentum in the marketplace.

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Important Information

On December 27, 2001, Walter B. Hewlett, Edwin E. van Bronkhorst and The William R. Hewlett Revocable Trust (the "Trust") filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Hewlett-Packard Company in connection with a meeting of stockholders of Hewlett-Packard to be held for the purpose of voting on various matters relating to the possible merger transaction involving Hewlett-Packard and Compaq Computer Corporation (the "Proposed Merger"). This preliminary proxy statement was revised by Amendment No. 1 to the Schedule 14A filed with the Securities and Exchange Commission on January 14, 2002 (the "Revised Preliminary Proxy Statement"). Mr. Hewlett, Mr. van Bronkhorst and the Trust will prepare and file with the Securities and Exchange Commission a definitive proxy statement relating to their opposition to the Proposed Merger and may file other proxy solicitation materials regarding the Proposed Merger. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Revised Preliminary Proxy Statement is, and the definitive proxy statement (when it becomes available) will be, available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of the Revised Preliminary Proxy Statement, or the definitive proxy statement (when it becomes available), by contacting MacKenzie Partners at 212-929-5500, or by sending an email to proxy@mackenziepartners.com.

Information regarding the names, affiliation and interests of persons who may be deemed to be participants in our solicitation of proxies of Hewlett-Packard's stockholders is available in the Revised Preliminary Proxy Statement filed with the SEC on January 14, 2002.

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